                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |_|  Filed by a Party other than the Registrant |X|

Check the appropriate box:
|X|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-12

                              DELCATH SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                                   ROBERT LADD
                          LADDCAP VALUE ASSOCIATES LLC
                            LADDCAP VALUE PARTNERS LP

   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A

         (2)  Aggregate number of securities to which transaction applies:
              N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4) Proposed maximum aggregate value of transaction: N/A (5) Total fee paid: N/A

        |_| Fee paid previously with preliminary materials.

        |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid: N/A

        (2) Form, Schedule or Registration Statement No.: N/A

        (3) Filing Party: N/A

        (4) Date Filed: N/A

                            LADDCAP VALUE PARTNERS LP
                           650 FIFTH AVENUE, SUITE 600
                               NEW YORK, NY 10019
                                 (212) 259-2070


Dear Fellow Delcath Stockholders:

         Laddcap Value Partners LP ("LADDCAP") is the largest stockholder of Delcath Systems, Inc. ("DELCATH" or the "COMPANY"), owning 2,163,527 or over 11% of the Company's outstanding shares. We own more Delcath shares than all of Delcath's officers and directors combined. We believe that Delcath has significant inherent value that has been inadequately exploited by the current Board of Directors and management. We are eager to advance the Company's technology with a higher degree of urgency by ensuring that the Board of Directors and management has access to all available skills and resources. Our proposed changes are intended to increase the likelihood of maximum value realization for the benefit of all Delcath stockholders in the near and long-term.

         We are asking for your written consent to remove all directors from Delcath's board and, upon such removal, to replace them with our nominees. As many of you are aware, we recently challenged the re-election of Mark Corigliano and Victor Nevins to the Company's board because we did not believe that they had the necessary experience to guide Delcath in the future and because we questioned the current board's independence and oversight of management. Based on the voting information disclosed by Delcath from the annual meeting, it appears that over 56% of the shares actually voted by Delcath stockholders were voted to withhold support for Messrs. Corigliano and Nevins. This significant showing by fellow stockholders does not include any shares voted by brokers on behalf of their clients who did not respond. In addition, nearly 60% of the votes cast were in favor of Laddcap's proposal that Delcath retain an investment banker, despite the opposition from Delcath.

         We strongly believe that the vote at the annual meeting reflected stockholders' desire for change and for a cessation of business as usual. As succinctly stated at the meeting by an institutional stockholder, "when is this company going to grow up?" Based on many conversations with stockholders around the time of the annual meeting, it appears to us that many stockholders feel that the great promise of the Company's device is potentially being compromised by a lack of urgency on the part of a board that we view as inexperienced, and by shortcomings in corporate governance and management oversight.

         Shortly after the annual meeting, we approached Delcath with a simple proposition: remove Mark Corigliano, Victor Nevins and Daniel Isdaner as directors and replace them with three independent directors with professional experience from which Delcath can draw as it looks toward FDA approval of its delivery system. Unfortunately, our simple proposal was rejected and in its place Delcath announced plans to expand the board to include two additional unnamed directors. We did not agree with this proposed change as we believe that adding two additional directors to the board will not change the oversight of management and will not provide the substantive change that we believe is necessary.

         The public disclosure by Delcath of the proposed board expansion occurred on June 27, 2006, when it issued a press release. On July 10, 2006, two weeks later, Laddcap withdrew its request for a special meeting of Delcath's stockholders. These two events are entirely unrelated. In connection with Laddcap's withdrawal of its request for a special meeting, each of Delcath and Laddcap retained any and all of their rights against the other.

         In light of the Company's actions and in light of what we believe is the prevailing desire of stockholders for substantive change, we believe that it is necessary and appropriate to bring the issue to you, our fellow stockholders, as soon as possible. Delcath is your company and the choice is now yours to make.

         We are asking your consent to:

                  1. remove without cause M.S. Koly, Samuel Herschkowitz, M.D., Mark A. Corigliano, Daniel Isdaner and Victor Nevins as directors of the Company and any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board of Directors (the "BOARD") of the Company prior to the effectiveness of these Proposals; and

                  2. elect the following five persons as directors of the Company to fill the vacancies resulting from Proposal 1: Jonathan A. Foltz, Michael Karpf, M.D., Robert B. Ladd, Paul William Frederick Nicholls and Fred S. Zeidman (the "UNAFFILIATED SLATE"); and

                  3. repeal each of the provisions of the Company's Bylaws or amendments of the Bylaws that are adopted after December 31, 2005 and before the effectiveness of the foregoing two Proposals.

         In an effort to increase both short-term and long-term stockholder value, we are proposing the Unaffiliated Slate, which we believe would bring to the Company diverse experiences from the medical, financial, and regulatory fields. We believe that the experiences of the Unaffiliated Slate stand in contrast to Delcath's existing Board. A biographical summary of each member of the Unaffiliated Slate is included for your review in the Preliminary Consent Solicitation Statement.

         If elected, among other things, the Unaffiliated Slate anticipates reviewing Delcath's corporate governance practices against current best practices. This review would include consideration of (i) rescinding Delcath's poison pill (which was never approved by Delcath's stockholders), (ii) eliminating the staggered terms of Delcath's directors, and (iii) adopting majority voting for directors. In addition, the Unaffiliated Slate will avail itself of specialists in the field of executive compensation to set appropriate guidelines for cash and stock compensation for senior management and directors.

         With respect to the business operations of Delcath, if elected, during the balance of fiscal year 2006 the Unaffiliated Slate anticipates Delcath: (i) with the support of the National Cancer Institute (NCI), seeking to establish at least two additional sites for Delcath's ongoing Phase III trial using melphalan; (ii) seeking opportunities to enhance its working relationship with the NCI by funding new initiatives using Delcath's device; (iii) reviewing whether continuing to devote resources to the doxorubucin Phase III trials undermines the melphalan Phase III trial treating the same patient population;
(iv) establishing a collaboration with a filter expert to improve and customize the filters for use within the Delcath system, as well as for future filter variations to address alternative uses of Delcath's device; (v) testing the feasibility of using its device in the treatment of Hepatitis C; and (vi) retaining a nationally recognized investment banking firm with expertise in the medical device industry.

         For 2007, the Unaffiliated Slate anticipates Delcath also trying to (i) add at least one additional Phase III site to speed trial completion; (ii) expand testing to at least one new organ or body region; and (iii) establish a presence for Delcath within at least one major cancer conference.

         Through the attached Preliminary Consent Solicitation Statement, Laddcap is providing all holders of Delcath's shares as of July 27, 2006 (the "RECORD DATE") with an opportunity to remove and, subject to the qualifications set forth on page 14 under the heading "CONSENT PROCEDURES", replace the members of the Board with the Unaffiliated Slate upon such removal. All Delcath stockholders, who hold shares as of the Record Date, are being asked to express their written CONSENT to the three proposals by marking, signing, and dating the enclosed BLUE Consent Card and returning it in the enclosed, postage-paid envelope, to The Altman Group, Inc. at 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071.

               LADDCAP CAN ONLY IMPLEMENT ITS PLAN WITH YOUR HELP

         LADDCAP URGES YOU TO TAKE ADVANTAGE OF THIS OPPORTUNITY TO CHANGE THE COMPOSITION OF THE BOARD. LADDCAP BELIEVES THIS CHANGE WILL BENEFIT ALL STOCKHOLDERS. IF WE FAIL IN THIS EFFORT, WE MAY NOT INITIATE ANOTHER OPPORTUNITY TO BRING NEW LEADERSHIP TO DELCATH.

         PLEASE CONSENT WITH RESPECT TO ALL SHARES FOR WHICH YOU WERE ENTITLED TO GIVE CONSENT AS OF THE RECORD DATE, AS SET FORTH ON YOUR BLUE CONSENT CARD, IN FAVOR OF EACH PROPOSAL AS DESCRIBED IN THE ACCOMPANYING PRELIMINARY CONSENT SOLICITATION STATEMENT.

         If you have any questions regarding the procedures concerning the enclosed Consent Card, or if you have any questions, kindly contact either Robert Ladd at (212) 259-2070 or The Altman Group, Inc. at (800) 581-5375 (Banks and Brokerage Firms please call (201) 806-7300). The Altman Group, Inc. is assisting Laddcap with its effort to solicit written consents.

                  Thank you for your support,

                  LADDCAP VALUE PARTNERS LP


                            /S/ Robert B. Ladd
                  By: ___________________________________
                      Robert B. Ladd, in his capacity as the managing member of Laddcap Value Associates LLC, the general partner of Laddcap Value Partners LP

                                    IMPORTANT

                           PLEASE READ THIS CAREFULLY

         1. If you hold your shares in your own name, please sign, date and mail the enclosed BLUE Consent Card to The Altman Group in the postage-paid envelope provided to 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071.

         2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a written consent representing your shares and only on receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a BLUE Consent Card to be signed representing your shares. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to us in care of The Altman Group, Inc. so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

         If you have any questions or require any assistance in executing your written consent, please call:

                             THE ALTMAN GROUP, INC.
              1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071
                                 (800) 581-5375
                 Banks and Brokers Call Collect: (201) 806-7300

                                PRELIMINARY COPY
                              DATED August 1, 2006

                            LADDCAP VALUE PARTNERS LP
                           650 FIFTH AVENUE, SUITE 600
                               NEW YORK, NY 10019
                                 (212) 259-2070

                        --------------------------------

                   PRELIMINARY CONSENT SOLICITATION STATEMENT
                                       OF
                            LADDCAP VALUE PARTNERS LP
                        --------------------------------

          TO REMOVE WITHOUT CAUSE ALL EXISTING DIRECTORS OF DELCATH'S
                          CURRENT BOARD OF DIRECTORS,

                                       AND

 TO ELECT, SUBJECT TO THE QUALIFICATIONS SET FORTH ON PAGE 14 UNDER THE HEADING
              "CONSENT PROCEDURES", FIVE NEW DIRECTORS TO FILL THE
           VACANCIES CAUSED BY THE REMOVAL OF THE EXISTING DIRECTORS,

                                       AND

         TO REPEAL ANY CHANGES TO THE BYLAWS THAT THE CURRENT BOARD OF
                               DIRECTORS MAY MAKE

To Fellow Stockholders of Delcath Systems, Inc.:

                  Laddcap Value Partners LP ("LADDCAP") is the beneficial owner of over 11% of the issued and outstanding shares of common stock of Delcath Systems, Inc., a Delaware corporation ("DELCATH" or the "Company").

                  Laddcap believes that the time has come to remove and replace the current Board of Directors (the "CURRENT BOARD") with the slate of experienced nominees who are all independent of the Company's management (the "UNAFFILIATED SLATE"). Laddcap is furnishing this Preliminary Consent Solicitation Statement in connection with its solicitation of written consents from the holders of common stock, par value $0.01 per share (the "Shares") of the Company, entitled to give consent as of July 27, 2006 (the "RECORD DATE"), to act on the following proposals (each individually, a "PROPOSAL" and collectively, the "PROPOSALS") without a meeting of stockholders, pursuant to
Section 228(a) of the General Corporation Law of the State of Delaware:

         1. to remove without cause M.S. Koly, Samuel Herschkowitz, M.D., Mark A. Corigliano, Daniel Isdaner and Victor Nevins as directors of the Company and any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board of Directors (the "BOARD") of the Company prior to the effectiveness of these Proposals; and

         2. elect the following five persons as directors of the Company to fill the vacancies resulting from Proposal 1: Jonathan A. Foltz, Michael Karpf, M.D., Robert B. Ladd, Paul William Frederick Nicholls and Fred S. Zeidman; and

         3. repeal each of the provisions of the Company's Bylaws or amendments of the Bylaws that are adopted after December 31, 2005 and before the effectiveness of the foregoing two Proposals.

                  Each Proposal will be effective, subject to the qualifications set forth on page 14 under the heading "CONSENT PROCEDURES", without further action when we deliver to the Company consents from the holders of a majority of the issued and outstanding Shares. Laddcap beneficially owns an aggregate of 2,163,527 Shares as of the Record Date and intends to consent in favor of each of the Proposals.

                  The purpose of this consent solicitation is to remove the Current Board and thereupon install five new directors on the Board who we believe will (i) implement new strategies to maximize short-term and long-term stockholder value, (ii) uphold the highest standards of corporate governance and
(iii) provide greater oversight of the Company's management.

                  THIS CONSENT SOLICITATION IS BEING MADE BY LADDCAP AND NOT BY OR ON BEHALF OF THE COMPANY. LADDCAP IS ASKING THE STOCKHOLDERS OF THE COMPANY TO ACT BY WRITTEN CONSENT WITH RESPECT TO THESE PROPOSALS ON THE ACCOMPANYING BLUE CONSENT CARD.

                  A consent solicitation is a process that allows a company's stockholders to act by submitting written consents to any proposed stockholder action in lieu of voting in person or by proxy at an annual or special meeting of stockholders. A written consent solicitation requires the majority vote of all stock outstanding of the Company. Laddcap does not believe that the Current Board is acting in your best interests, and is therefore asking all of Delcath's stockholders to express their consent to the Proposals set forth above by marking, signing and dating the enclosed BLUE Consent Card and returning it in the enclosed, postage-paid envelope, to The Altman Group, Inc., as set forth in the Preliminary Consent Solicitation Statement at 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071.

                  This Preliminary Consent Solicitation Statement, the enclosed letter to stockholders and the BLUE Consent Card are first being furnished to stockholders on or about August [__], 2006.

                  Approval of the Proposals requires the written consent of the holders of a majority of the outstanding Shares as of July 27, 2006, the Record Date. Stockholders of record as of the close of business on the Record Date will be entitled to one vote for each Share for which they are entitled to give consent. Laddcap has set September 15, 2006 as the goal for the submission of written consents; however, the last day for the submission of written consents to the Company under Delaware law is September 25, 2006. Based on the most recent publicly available information filed by the Company with the Securities and Exchange Commission, as of the Record Date, there were 19,541,674 Shares issued and outstanding.

                  WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

                  If you have any questions regarding the procedures by which you can submit your written consent, or if you have any questions, kindly contact The Altman Group, Inc. at (800) 581-5375 (Banks and Brokerage Firms please call (201) 806-7300). The Altman Group, Inc. is assisting Laddcap with its effort to solicit written consents.

                          REASONS FOR THE SOLICITATION

                  We are Delcath's largest stockholder, owning 2,163,527 Shares, which represents over 11% of the outstanding Shares. We have been a Delcath stockholder since 2004.

                  For more than a year, we have been trying to engage in a meaningful dialogue with Delcath's Board and management to explore various ways that we can work with Delcath in enhancing value for all stockholders. To our surprise, Delcath's Board and its President, Mr. M.S. Koly, effectively rejected our efforts.

                  Because of Delcath's and Mr. Koly's refusal to engage in a meaningful dialogue, we felt that we were left with no choice but to state publicly our frustrations concerning Delcath via a proxy solicitation, the cost of which was borne exclusively by us. In connection with Delcath's most recent annual meeting that was held on June 13, 2006, we mounted a proxy campaign to:

                  1. solicit withhold votes against Mark Corigliano and Victor Nevins, the directors that were standing for re-election at the annual meeting; and

                  2. support a stockholder proposal recommending that Delcath's Board retain a nationally recognized investment banking and/or merger advisory firm.

                  Based on the results of our proxy campaign and our observations of fellow Delcath stockholders at the annual meeting, we believe that there is real displeasure by Delcath's stockholders with the Current Board. Based on the voting information disclosed by Delcath from the annual meeting, it appears that of the Shares that were voted by stockholders or for which stockholders instructed their brokers how to vote, over 56% of the Shares were voted to withhold their votes for Messrs. Corigliano and Nevins. In addition, on our proposal that the Company retain an investment bank, nearly 60% of the votes cast were in favor of the proposal.

                  At the annual meeting, which Robert Ladd attended, stockholders asked many direct questions of Mr. Koly and stockholders expressed concern with the composition of the Current Board and the Company's management. Mr. Ladd called Mr. Koly the morning after the annual meeting to propose a solution that he believed would benefit all Delcath stockholders and which would address concerns that other stockholders expressed publicly at the annual meeting. Mr. Ladd's basic proposal was simple: that the three current independent directors resign from Delcath's Board. These three directors would then be replaced by three, mutually agreeable, new independent directors, each of whom would have relevant experience. Mr. Ladd believed that three new independent directors, to replace the current independent directors (none of whom have any demonstrable experience regarding public companies and/or the medical device industry), would assist Delcath in achieving its potential.

                  Mr. Ladd and Mr. Koly exchanged phone calls for approximately a week discussing the proposal and various modifications proposed by Mr. Koly. Mr. Ladd considered Mr. Koly's counter-proposals, but ultimately concluded that Mr. Koly's proposals were cosmetic and lacking in substance. Mr. Koly then stated that his preferred course of action was approved by the Current Board and that Delcath would not agree to have new independent directors replace any of Delcath's current directors. Rather the Current Board, two of whom over half of

Delcath's stockholders essentially gave a vote of non-confidence to at the annual meeting, would at some point in the future, nominate and elect two additional independent directors.

                  Mr. Ladd believes that Delcath's plan to have the Current Board nominate two new directors, a minority of the total Board, will not serve the interests of Delcath's stockholders. Moreover, Mr. Ladd believes the recent changes proposed by Mr. Koly are cosmetic changes and will not materially change the Delcath Board's ability to exercise true independent control over Delcath's management or to set a strategic direction for Delcath that seeks to increase stockholder value.

                  Because of Mr. Koly's actions, Mr. Ladd feels that it will serve the best interests of all Delcath stockholders if an entirely new Board is appointed to replace the Current Board. It should be noted, that Mr. Ladd, by virtue of this consent solicitation, is not seeking to change the current management of Delcath. If this consent solicitation is successful, at least immediately after the completion of the consent solicitation, Mr. Koly would remain as the President and CEO of Delcath and Dr. Herschkowitz would remain Delcath's Chief Technical Officer, although they would not remain as members of the Board. The new Board would have the authority and duty to manage the affairs of Delcath as it deems to be in the best interests of Delcath and its stockholders.

                  To assist you in understanding our position, outlined below are some of the events and circumstances that led Laddcap to take this action:

              o We believe that Delcath's Board lacks the types of professional experiences from which Delcath's management can draw as it looks toward FDA approval of its delivery system. A review of Delcath's public filings reveals that Delcath's current independent directors' experience relates to microcomputers, restaurant management, real estate and children's residential summer camps.

              o Laddcap and stockholders representing nearly 60% of Delcath's outstanding Shares who voted at the annual meeting apparently think it is appropriate that Delcath avail itself of true expertise. Our stockholder proposal, which was approved overwhelmingly by the stockholders at the annual meeting, asked Delcath to do just that by retaining a nationally-recognized investment banking firm with expertise in the medical device industry.

              o Delcath and its President, Mr. Koly, are co-plaintiffs in a lawsuit pending in the United States District Court for the District of Connecticut (Case No.: 305 CV 1281 (JCH)). According to the complaint, Mr. Koly, Mr. Corigliano (a Delcath director), and the defendant are all members of the Rolls-Royce Owners Club, and certain libelous and slanderous statements were made in connection with internal Rolls-Royce club operations.

                  The Rolls-Royce litigation concerns us because Delcath has not publicly disclosed the effect of the litigation to its stockholders despite the allegation that Delcath's ability to secure future investment capital has been damaged.

                  We are also concerned that Delcath's treasury may be funding what ostensibly appears to be a personal lawsuit by Mr. Koly, an example of the Current Board's lack of effective independent oversight of Delcath, in our opinion.

              o In 2005, the Compensation Committee of the Current Board awarded a total of 940,000 stock options to the members of the Current Board. The members of the Compensation Committee, comprised of two independent directors, awarded themselves 140,000 options each, while Mr. Koly received 400,000 options. Non-director employees of the Company received only a total of 17,500 stock options.

                  We believe that our interests are aligned with yours - to see enhancement in the value of Delcath for all stockholders. We hope that you will join Laddcap in questioning the people who are leading our Company and in demanding accountability from them. Please support our efforts by consenting with respect to all Shares for which you were entitled to give consent as of the Record Date, as set forth on the BLUE Consent Card, in favor of each Proposal.

                                  THE PROPOSALS

                  We are asking Delcath stockholders to consent to three Proposals.

                  The first Proposal removes without cause all of the existing directors including, M.S. Koly, Samuel Herschkowitz, M.D., Mark A. Corigliano, Daniel Isdaner and Victor Nevins or any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board prior to the effectiveness of these Proposals. Delcath's certificate of incorporation explicitly allows directors to be removed by stockholders without cause.

          WE URGE YOU TO CONSENT TO REMOVE ALL OF THE CURRENT DIRECTORS

         The second Proposal elects five new persons as directors of the Company to fill the vacancies resulting from Proposal 1 upon such removal. These new directors are Jonathan A. Foltz, Michael Karpf, M.D., Robert B. Ladd, Paul William Frederick Nicholls and Fred S. Zeidman. Please see the next section with the heading "NOMINEES" for information on these nominees.

         WE URGE YOU TO CONSENT TO THE ELECTION OF EACH OF THE NOMINEES

                  The third Proposal repeals each of the provisions of the Company's Bylaws or amendments of the Bylaws that are adopted after December 31, 2005 and before the effectiveness of the foregoing two Proposals. Delcath's Bylaws can be amended by the current Board. In light of this consent solicitation, should the current Board undertake to amend Delcath's Bylaws to thwart the will of the stockholders as expressed by this consent solicitation or for some other reason, this Proposal will simply restore Delcath's Bylaws as they existed before any changes that the current Board may make.

         WE URGE YOU TO CONSENT TO REPEAL ANY BYLAWS OR BYLAW AMENDMENTS
            THAT THE CURRENT BOARD MAY MAKE AFTER DECEMBER 31, 2005

                                  THE NOMINEES

                  Set forth below are the name, business address, present principal occupation and employment and material occupations, positions, offices, or employment for the past five years of each Nominee. This information has been furnished to Laddcap by each individual Nominee. Each Nominee has agreed to serve as a director of the Company if duly elected, and has consented to being named herein. Each person listed below is a citizen of the United States of America.


       NAME AND BUSINESS ADDRESS      AGE            PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS
       -------------------------      ---            ----------------------------------------------------------

                                             From September 2001 to the present, Mr. Foltz has been an independent consultant / strategic advisor to high-tech companies and medical device companies, including Delcath Systems, Inc. From 1992 until 2001, he was the full-time Director of Operations of Delcath. Additionally, from June 2002
Jonathan A. Foltz                            to the present, Mr. Foltz has served as the President and co-founder of OS
125 Main Street, 4th Floor            45     Technology,  LLC, a medical device company developing a catheter for use in
Westport, CT 06880                           gynecology  procedures.  Mr.  Foltz  earned a B.S. in Finance and  Computer
                                             Science  from  Lehigh  University  and an  M.B.A.  from the  University  of
                                             Connecticut. Mr. Foltz has also earned a CFA designation.

                                             Since October,  2003 to the present,  Dr. Karpf has served as the Executive
                                             Vice President for Health  Affairs for the  University of Kentucky  College
                                             of Medicine  and  Chandler  Medical  Center.  From  January 1996 to October
Michael Karpf, M.D.                          2003,  he served as the Vice  Provost  for  hospitals  at the UCLA  Medical
c/o UK Chandler Medical Center               Center.  Dr. Karpf  received  both his  undergraduate  and medical  degrees
University of Kentucky                61     from the  University  of  Pennsylvania.  After an internship in Medicine at
Rose Street                                  Johns  Hopkins  Hospital,   he  served  as  a  Research  Associate  in  the
Lexington, KY 40536                          Laboratory  of  Immunology  at  the  National   Institutes  of  Health.  He
                                             returned to the University of Pennsylvania to complete his medical residency, fellowship in Hematology and Oncology and a Chief Residency in Internal
                                             Medicine.

                                             Since January 2003 to the present, Mr. Ladd has served as the founder and managing member of Laddcap Value Associates LLC, the general partner of
Robert B. Ladd                               Laddcap Value  Partners LP. From 1992 to November  2002, Mr. Ladd served as
c/o Laddcap Value Associates, LLC            a Managing  Director for  Neuberger  Berman.  Mr. Ladd  graduated  from the
650 Fifth Avenue, Suite 600           48     University  of  Pennsylvania's  Wharton  School with a B.S. in Economics in
New York, NY 10019                           1980. He received his MBA from  Northwestern  University's  Kellogg  School of Management in 1983.  Mr. Ladd has also earned a CFA designation.

                                             Mr. Nicholls is currently President/CEO of Team Continuum Inc, a 501(c)(3)
                                             organization, dedicated to helping people living with cancer. Since September
                                             2000, Mr. Nicholls has been a self-employed Business Development Director
Paul William Frederick Nicholls              consulting  with a number of large  international  organizations,
c/o Team Continuum Inc.               58     particularly  in the Biotech  industry.  Prior to 2000, Mr.  Nicholls was a
460 West 49th Street                         Business  Development  Director with the global  advertising  agency Ogilvy
New York, NY 10019                           and Mather,  specializing in cause related marketing and  sponsorships.  He was educated at Tonbridge School in England; Mr.Nicholls went on to Graduate from Maidstone College of Art and Design, gaining his FTC with honors.

                                             Since July 2004,  Mr.  Zeidman has been a Senior  Director of  Governmental
                                             Affairs of Greenberg  Traurig,  LLP. Mr.  Zeidman  served as Seitel  Inc.'s interim  president  and chief  executive  officer  from  October 2004 until
Fred S. Zeidman                              December  2004.  He also  served as  interim  chief  executive  officer  of
c/o Greenberg Traurig LLP                    Seitel  Inc.  from  November  2002  to  December  2002.  Mr.  Zeidman  also
1000 Louisiana Street                 60     currently  serves as Chairman of the Board of Seitel,  Inc.  and  Corporate
Suite 1800                                   Strategies,  Inc.  and  serves  as a  director  of  Prosperity  Bank and JL
Houston, TX 77002                            French  Automotive  Castings,  Inc.,  and as Chairman of the United  States
                                             Holocaust  Memorial Council in Washington,  D.C. Mr. Zeidman graduated from
                                             Washington University and received an M.B.A. from New York University.

                               CONSENT PROCEDURES

                  Delcath is a Delaware corporation and is, therefore, subject to the General Corporation Law of the State of Delaware (the "DELAWARE GCL").
Section 228(a) of the Delaware GCL provides that, unless otherwise provided in the certificate of incorporation of a corporation, any action required to be or that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents, setting forth the action so taken, are signed and delivered to the corporation by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Delcath's certificate of incorporation does not prohibit stockholder action by written consent.

                  Section 141(k) of the Delaware GCL provides that, unless otherwise set forth in a corporation's certificate of incorporation, directors elected to a classified (staggered) board may be removed only with cause. Although Delcath has a staggered board, its certificate of incorporation provides that directors may be removed with or without cause, making Laddcap's solicitation to remove all of Delcath's directors possible.

         Delcath's certificate of incorporation and By-laws also provide that only directors then in office may fill vacancies on the Board. In the event that Proposal 1 in Laddcap's consent solicitation becomes effective, all directors will be removed and there will be no director in office who could elect directors to fill vacancies. In the event a corporation has no directors in office, Section 223(a) of the Delaware GCL empowers stockholders to call a special meeting of stockholders in accordance with the corporation's certificate of incorporation or bylaws or apply to the Delaware Court of Chancery to order the holding of a meeting of stockholders for an election. Accordingly, since Delcath's stockholders could call a special meeting of stockholders in accordance with Delcath's Bylaws (or alternatively to request that the Delaware Court of Chancery order the holding of one) and elect directors at such a meeting, Laddcap believes that Proposal 2, electing the new directors by written consent rather than electing the directors as they would be permitted to do at a meeting of Delcath's stockholders, will be effective to elect the new directors. In the event that a Court determines otherwise, however, Laddcap would likely act promptly to attempt to call a special meeting of Delcath's stockholders in accordance with

Delcath's Bylaws, or apply to the Delaware Court of Chancery to order such a meeting, to elect its slate of directors.

                  THE EFFECTIVENESS OF PROPOSAL 1 (THE REMOVAL OF DELCATH'S DIRECTORS) IS NOT CONDITIONED ON THE APPROVAL OR VALIDITY OF PROPOSALS 2 OR 3; THE EFFECTIVENESS OF PROPOSAL 2 (THE ELECTION OF LADDCAP'S SLATE OF DIRECTORS) IS CONDITIONED ON THE APPROVAL OF PROPOSAL 1, BUT NOT CONDITIONED ON THE APPROVAL OR VALIDITY OF PROPOSAL 3; AND THE EFFECTIVENESS OF PROPOSAL 3 (THE REPEAL OF THE POST-DECEMBER 31, 2005 CHANGES TO DELCATH'S BYLAWS) IS NOT CONDITIONED ON THE APPROVAL OR VALIDITY OF PROPOSALS 1 OR 2.

                  Subject to the foregoing, the Proposals will become effective when Laddcap submits to Delcath properly completed, signed, dated, unrevoked and effective BLUE Consent Cards (or other forms of written consent) indicating consent to the Proposals, signed by the holders of record on the Record Date of a majority of the Shares outstanding as of the Record Date. Under Section 228(c) of the Delaware GCL, such consents must be delivered within 60 days of the earliest dated consent delivered to Delcath, which was July 27, 2006. Accordingly, this consent solicitation must be completed by September 25, 2006. However, Laddcap has established September 15, 2006 as the goal for the submission of written consents to Delcath. If the Proposals are adopted pursuant to this consent solicitation, prompt notice will be given pursuant to Section 228(e) of the Delaware GCL to stockholders who have not executed and returned a BLUE Consent Card (or other forms of written consent).

                  Because the Proposals will become effective only if executed written consents representing a majority of the Shares outstanding as of the Record Date are returned by holders of record on the Record Date, the following actions will have the same effect as withholding consent to the Proposals: (a) failing to execute and return a BLUE Consent Card or (b) executing and returning a written consent marked "CONSENT WITHHELD" or "ABSTAIN" as to any Proposal. If returned BLUE Consent Cards are executed and dated but not marked with respect to any Proposal, the stockholder returning such card will be deemed to have consented to such Proposal. A broker non-vote will have the same effect as a vote against the Proposals.

                             PROCEDURAL INSTRUCTIONS

                  If a stockholder is a record holder of Shares as of the close of business on the Record Date, such stockholder may elect to consent, withhold consent or abstain with respect to a Proposal by marking the "CONSENT", "WITHHOLD CONSENT" or "ABSTAIN" box, as applicable, underneath the Proposal on the accompanying BLUE Consent Card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

                  UNDER THE DELAWARE GCL, ONLY STOCKHOLDERS OF RECORD ON THE RECORD DATE ARE ELIGIBLE TO GIVE THEIR CONSENT TO THE PROPOSALS. THEREFORE, EACH STOCKHOLDER IS URGED TO GRANT ITS CONSENT PURSUANT TO THE ENCLOSED BLUE CONSENT CARD WITH RESPECT TO ALL SHARES HELD AS OF THE RECORD DATE.

                  IN ADDITION, ANY STOCKHOLDER OWNING SHARES BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, SHOULD CONTACT THAT BROKER, BANK OR FINANCIAL INSTITUTION WITH INSTRUCTIONS TO EXECUTE THE BLUE CONSENT CARD ON SUCH STOCKHOLDER'S BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE CONSENT. EACH STOCKHOLDER IS URGED TO ENSURE THAT THE RECORD HOLDER OF SUCH STOCKHOLDER'S SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED BLUE CONSENT CARD AS SOON AS POSSIBLE. EACH STOCKHOLDER IS FURTHER URGED TO CONFIRM IN WRITING ANY INSTRUCTIONS GIVEN AND PROVIDE A COPY OF SUCH INSTRUCTIONS TO THE ALTMAN GROUP, SO THAT THE ALTMAN GROUP MAY ALSO ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

                             REVOCATION OF CONSENTS

                  Executed written consents may be revoked at any time, provided that a written, dated revocation that clearly identifies the consent being revoked is executed and delivered to The Altman Group, Inc. at 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071 prior to the time that the Proposals become effective. A revocation may be in any written form validly signed by the record holder as of the Record Date as long as it clearly states that the written consent previously given is no longer effective. It is requested that a copy of any revocation sent to Laddcap also be given to The Altman Group, Inc. at the above address so that Laddcap may more accurately determine if and when written consent to each Proposal has been received from the holders of record on the Record Date of a majority of the Shares then outstanding.

                  LADDCAP URGES YOU NOT TO SIGN ANY REVOCATION OF CONSENT CARD THAT MAY BE SENT TO YOU BY DELCATH. IF YOU HAVE DONE SO, YOU MAY REVOKE THAT REVOCATION OF CONSENT BY DELIVERING A LATER DATED BLUE CONSENT CARD TO THE ALTMAN GROUP AT 1200 WALL STREET WEST, 3RD FLOOR, LYNDHURST, NJ 07071.

                            SOLICITATION OF CONSENTS

                  The solicitation of written consents pursuant to this consent solicitation is being made by Laddcap. Consents may be solicited by mail, by facsimile, by telephone, by telegraph, by other electronic means, in person and by advertisements.

                  Laddcap has retained The Altman Group, Inc. for advisory services in connection with this solicitation, for which The Altman Group will receive a fee not to exceed $40,000, together with reimbursement of its reasonable out-of-pocket expenses. In addition, under certain circumstances, The Altman Group may receive additional amounts. Laddcap will solicit written consents from individuals, brokers, banks, bank nominees and other institutional holders. Laddcap has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Laddcap will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that The Altman Group will employ approximately 15 persons in connection with its services to Laddcap.

          DELCATH EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL PAYMENTS

                  As set forth in Delcath's Notice of Annual Meeting of Stockholders on Schedule 14A, as filed with the Securities and Exchange Commission on April 24, 2006, on October 1, 2003, Delcath amended and restated the employment agreement with M. S. Koly, Delcath's President and CEO. Mr. Koly's amended employment agreement provides for a base salary of $275,000, subject to upward adjustment in the discretion of the Compensation Committee of the Board. The agreement has an initial term ending on September 30, 2006. Thereafter, the term automatically renews for successive one-year periods unless the Company or Mr. Koly, as the case may be, gives notice of non-renewal. During 2004, the Compensation Committee approved increasing Mr. Koly's base salary to $300,000 per year and extended the term of his employment to September 30, 2008.

                  In the event of termination by the Company without cause, whether or not due to a change in control (as defined in the employment agreement), Mr. Koly is entitled to a lump sum severance payment equal to twice the sum of his then effective base salary, the average of his bonuses for the three years preceding termination and the annual cost of his fringe benefits (other than stock options and similar benefits). If this consent solicitation is successful, a change of control will have occurred (as defined in the employment agreement) and it may entitle Mr. Koly to the severance payments as set forth above, should Mr. Koly seek to enforce this provision of his employment agreement.

                  Moreover, at Mr. Koly's election, the Company will also be obligated to pay him the excess of the aggregate fair market value of shares subject to options held by him over the aggregate exercise price of such options. Termination payments would be reduced to the extent such payments would be subject to an excise tax as "excess parachute payments" under applicable federal tax law.

                  Additionally, as reported by the Company in its Notice of Annual Meeting of Stockholders on Schedule 14A, as filed with the Securities and Exchange Commission on April 24, 2006, in 2003, Delcath's Compensation and Stock Option Committee approved payments to its directors (including officers who are also directors) in the case of a hostile takeover of the Company. The payment would, in each case, be determined by multiplying the excess of the price per share paid in the takeover transaction over $0.98 (the fair market value per share on December 11, 2003) multiplied by a number of shares (that would be subject to adjustment in the event of stock dividends, stock splits or recapitalizations). Such numbers are 500,000 in the case of Mr. Koly and 300,000 each in the case of Dr. Herschkowitz, Mr. Corigliano, Mr. Isdaner and Mr. Nevins. In the event of a hostile takeover, each non-employee director other than Dr. Herschkowitz would also receive a $100,000 cash payment in recognition of past service. Based upon the information set forth in Delcath's Notice of Annual Meeting of Stockholders on Schedule 14A, as filed with the Securities and Exchange Commission on April 24, 2006, Laddcap believes that, should the directors be removed as a result of this consent solicitation, the directors would not be entitled to the payments as set forth in this paragraph because the directors would have been removed without cause, and not because of a hostile takeover. However, there can be no guarantee that the directors who are removed from their office as a result of a successful consent solicitation will not seek these payments from the Company.

                              SOLICITATION EXPENSES

                  The expenses of preparing, printing and distributing this Preliminary Consent Solicitation Statement and the cost of soliciting will be borne by Laddcap. Such expenses are estimated to be approximately $200,000 of which approximately $20,000 have been incurred to date. If it is successful, Laddcap may seek reimbursement from Delcath for expenses incurred in connection with its consent solicitation. If such reimbursement is sought, Laddcap will submit the request for a vote of Delcath's Board.

                  In addition to the use of the mails, solicitation may be made by means of facsimile, by telephone, by telegraph, by other electronic means, in person and by advertisements, to or with, stockholders or their personal representatives by certain of Laddcap's participants, none of whom will be specifically compensated for such services. Additionally, the Laddcap participants may use various Internet sites to communicate with Delcath stockholders. Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of Shares for whom they hold Shares, and Laddcap will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

                             PARTICIPANT INFORMATION

                  Under applicable rules and regulations of the Securities and Exchange Commission, Laddcap, Laddcap Value Associates LLC ("ASSOCIATES"), Robert B. Ladd, and each of Laddcap's nominees is deemed to be a "participant" in Laddcap's consent solicitation. Robert B. Ladd is the managing member of Associates, the general partner of Laddcap, and he possesses the sole power to vote and the sole power to dispose of the Shares held by Laddcap.

                  In connection with the participants, Laddcap furnishes the following information. Laddcap is a Delaware limited partnership, Associates is a Delaware limited liability company and together with Robert B. Ladd have a business address at 650 Fifth Avenue, Suite 600, New York, New York 10019. As of July 27, 2006, Laddcap is the beneficial owner of 2,163,527 Shares. Information about transactions by Laddcap in Delcath's Shares during the past two years can be found in Appendix A to this Preliminary Consent Solicitation Statement.

                  Jonathan A. Foltz, a nominee, furnishes the following information. Mr. Foltz is a natural person with a business address of 125 Main Street, 4th Floor, Westport, CT 06880. As of July 27, 2006, Mr. Foltz is the beneficial owner of 20,200 Shares and 10,000 non-incentive stock options to acquire Shares (the "OPTIONS"). Since Mr. Foltz is no longer providing services to Delcath, the Options will expire and accordingly are worthless. Information about transactions by Mr. Foltz in Delcath's Shares during the past two years can be found in Appendix B to this Preliminary Consent Solicitation Statement. From September 2001 to August 2002, Mr. Foltz had a written consulting agreement with Delcath under which he provided services such as preparing public filings, managing investor relations and developing business development strategy. Since August 2002, Mr. Foltz has continued to provide consulting services to Delcath on as-needed, per diem basis. During the fiscal year ended December 31, 2005 and from the period of January 1, 2006 to July 15, 2006, Mr. Foltz was paid $97,350 and $42,250 respectively for these consulting services. Moreover, Delcath owes Mr. Foltz $3,250 for accrued but unpaid consulting fees. As of July 27, 2006, Mr. Foltz is no longer providing these consulting services to Delcath. Mr. Foltz's brother is an attorney with Buttermore and Foltz, which provides legal services to the Company. Buttermore and Foltz may receive more than five percent of its income from Delcath. Mr. Foltz is unaware of the amount of income that Buttermore and Foltz or his brother may receive from Delcath for providing legal services to the Company.

                  Except as disclosed in this Preliminary Consent Solicitation Statement (including the appendices hereto), neither Laddcap nor any of the other participants, nor any of their respective affiliates or associates, directly or indirectly: (i) has had any relationship with the Company in any capacity other than as a stockholder; (ii) has any agreement, arrangement or understanding with respect to any future employment by the Company or its affiliates; (iii) has any agreement, arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party, or have any material interest, direct or indirect, in any transaction that has occurred since January 1, 2005 or any currently proposed transaction, or series of similar transactions, which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000; (iv) is, and was not within the past year, party to any contract, arrangement or understandings with any person with respect to any securities of the Company including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loans or guarantees of profit, division of losses or profits or the giving or withholding of proxies; or (v) is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material legal proceeding.

                             THE ALTMAN GROUP, INC.
              1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071
                                 (800) 581-5375
                 Banks and Brokers Call Collect: (201) 806-7300

                            LADDCAP VALUE PARTNERS LP
                           650 Fifth Avenue, Suite 600
                               New York, NY 10019
                                 (212) 259-2070

                                   APPENDIX A


               RECENT TRANSACTIONS INVOLVING SECURITIES OF DELCATH
                                   BY LADDCAP

                    --------------------------------------------------------------------------------
                        PURCHASE OR SALE          NUMBER OF SHARES                 DATE
                    --------------------------------------------------------------------------------
                            purchase                    20,000                   12/30/04
                            purchase                     5,000                    1/6/05
                            purchase                    30,000                   1/20/05
                            purchase                    10,000                   1/25/05
                            purchase                    30,000                   1/28/05
                            purchase                    30,330                   1/31/05
                            purchase                     7,170                    2/1/05
                            purchase                     3,000                    2/2/05
                            purchase                     1,800                    2/3/05
                            purchase                    23,000                    2/4/05
                            purchase                     5,000                    2/9/05
                            purchase                     4,700                   2/11/05
                            purchase                     5,000                   2/18/05
                            purchase                     4,100                   2/25/05
                            purchase                    30,300                    3/7/05
                              sale                       1,000                    3/7/05
                            purchase                    13,600                    3/8/05
                            purchase                    12,300                    3/9/05
                            purchase                    38,700                   3/10/05
                            purchase                     3,000                   3/11/05
                            purchase                     7,000                   3/14/05
                            purchase                     2,600                   3/16/05
                            purchase                     2,000                   3/21/05
                            purchase                     2,400                   3/23/05
                            purchase                     5,000                    4/1/05
                            purchase                     1,000                   4/29/05
                            purchase                     7,400                    5/6/05
                              sale                       6,000                    5/6/05
                            purchase                     2,600                    5/9/05
                            purchase                    50,000                   5/11/05
                              sale                      60,000                   5/11/05
                            purchase                    76,000                   5/12/05
                            purchase                    32,600                   5/13/05
                            purchase                    14,400                   5/16/05
                            purchase                     8,000                   5/17/05
                            purchase                     3,400                   5/18/05
                            purchase                    10,600                   5/25/05
                            purchase                    10,000                    6/1/05
                            purchase                     5,000                    6/2/05
                            purchase                     4,950                    6/7/05
                    --------------------------------------------------------------------------------

                    --------------------------------------------------------------------------------
                        PURCHASE OR SALE          NUMBER OF SHARES                 DATE
                    --------------------------------------------------------------------------------
                            purchase                     3,100                    6/8/05
                            purchase                    17,150                   6/10/05
                            purchase                     4,800                   6/13/05
                            purchase                    16,500                   6/14/05
                            purchase                    13,500                   6/15/05
                              sale                       3,000                   6/16/05
                              sale                       3,400                   6/17/05
                            purchase                     9,000                   6/21/05
                            purchase                    24,000                   6/23/05
                              sale                       1,000                   6/24/05
                            purchase                     2,920                   6/27/05
                              sale                       4,400                   6/27/05
                            purchase                     5,820                   6/30/05
                            purchase                    10,060                    7/8/05
                            purchase                       100                   7/12/05
                            purchase                    47,876                   7/19/05
                            purchase                     2,024                   7/20/05
                            purchase                    12,400                   7/21/05
                            purchase                     8,100                   7/26/05
                            purchase                     9,380                   7/27/05
                            purchase                    28,770                   7/28/05
                            purchase                    13,491                   7/29/05
                            purchase                    16,441                    8/1/05
                            purchase                       500                    8/3/05
                            purchase                    12,430                    8/4/05
                            purchase                    18,100                   8/10/05
                            purchase                     6,625                   8/11/05
                            purchase                    40,502                   8/12/05
                            purchase                    21,100                   8/15/05
                            purchase                    10,000                   8/16/05
                            purchase                     6,000                   8/18/05
                            purchase                    19,353                   8/22/05
                            purchase                     5,408                   8/25/05
                            purchase                    14,640                   10/7/05
                            purchase                    43,200                   10/10/05
                            purchase                    27,303                   10/11/05
                            purchase                     7,800                   10/13/05
                            purchase                     8,500                   10/14/05
                            purchase                    19,148                   10/18/05
                            purchase                    42,900                   10/19/05
                            purchase                    44,140                   10/20/05
                            purchase                     9,000                   10/25/05
                            purchase                    29,000                   10/31/05
                            purchase                    51,053                   11/1/05
                            purchase                     8,416                   11/2/05
                            purchase                    26,794                   11/3/05



                    --------------------------------------------------------------------------------
                        PURCHASE OR SALE          NUMBER OF SHARES                 DATE
                    --------------------------------------------------------------------------------
                            purchase                     3,477                   11/4/05
                            purchase                     4,100                   11/7/05
                            purchase                     7,200                   11/8/05
                            purchase                    52,040                   11/9/05
                            purchase                    12,000                   11/10/05
                            purchase                    45,000                   11/11/05
                            purchase                    11,240                   11/21/05
                            purchase                    30,150                   11/23/05
                            purchase                     7,100                   11/25/05
                            purchase                     6,000                   11/28/05
                            purchase                    18,125                   11/30/05
                            purchase                     9,100                   12/1/05
                            purchase                    24,200                   12/2/05
                            purchase                     1,000                   12/5/05
                            purchase                    58,500                   12/12/05
                            purchase                    41,210                   12/13/05
                            purchase                    37,167                   12/14/05
                            purchase                     4,500                   12/20/05
                            purchase                     3,000                   12/21/05
                            purchase                    16,420                   12/22/05
                            purchase                    24,615                   12/23/05
                            purchase                     3,300                   12/27/05
                            purchase                    82,374                   12/28/05
                            purchase                    64,389                   12/30/05
                            purchase                    27,512                    1/6/06
                            purchase                    79,467                    1/9/06
                              sale                      79,467                    1/9/06
                            purchase                    12,435                   1/11/06
                              sale                      15,000                   1/24/06
                            purchase                       800                   1/25/06
                              sale                      17,448                   1/27/06
                              sale                      22,150                   1/30/06
                            purchase                    27,200                    2/1/06
                            purchase                    58,500                    2/2/06
                              sale                      34,450                    2/7/06
                              sale                      11,000                    2/8/06
                              sale                      14,900                   2/15/06
                            purchase                    46,049                   2/16/06
                              sale                       9,249                   2/17/06
                            purchase                   103,500                   2/22/06
                              sale                      30,000                   3/14/06
                            purchase                    36,000                   3/15/06
                              sale                      48,500                   3/15/06
                            purchase                    10,000                   3/16/06
                            purchase                    11,475                   3/17/06
                            purchase                     7,525                   3/20/06
                            purchase                     1,000                   3/23/06



                    --------------------------------------------------------------------------------
                        PURCHASE OR SALE          NUMBER OF SHARES                 DATE
                    --------------------------------------------------------------------------------
                            purchase                     3,200                   3/29/06
                              sale                      12,100                   3/29/06
                            purchase                     1,400                   3/30/06
                            purchase                    31,600                    4/3/06
                            purchase                    25,000                    4/4/06
                            purchase                    10,000                    4/5/06
                            purchase                     5,000                    4/6/06
                            purchase                    22,000                   4/17/06
                            purchase                     6,891                   4/21/06
                            purchase                    27,300                   4/28/06
                            purchase                    23,548                   5/10/06
                            purchase                    23,700                   5/19/06
                            purchase                    41,700                    6/9/06
                            purchase                    27,000                   6/13/06
                            purchase                    17,800                   6/28/06
                            purchase                    10,000                   6/30/06
                            purchase                    17,488                   7/11/06
                            purchase                    16,000                   7/13/06
                    --------------------------------------------------------------------------------


                                   APPENDIX B


               RECENT TRANSACTIONS INVOLVING SECURITIES OF DELCATH
                              BY JONATHAN A. FOLTZ


                    --------------------------------------------------------------------------------
                        PURCHASE OR SALE          NUMBER OF SHARES                 DATE
                    --------------------------------------------------------------------------------
                              sale*                      1,000                   10/27/04
                              sale*                      1,000                   10/27/04
                              sale*                      1,000                   10/27/04
                              sale*                      1,000                   10/27/04
                           purchase**                    5,000                   11/1/04
                              sale                       1,000                   12/3/04
                           purchase***                   2,000                   12/16/04
                              sale                       1,000                   1/20/05
                          purchase****                   2,500                    9/6/05
                           purchase***                   2,000                   11/21/05
                              sold                       1,000                    5/9/06
                              sold                         600                   5/12/06
                           purchase***                   6,000                   6/19/06
                    --------------------------------------------------------------------------------

*        Sale of Delcath 2003 Warrant
**       Exercise of warrant
***      Exercise of stock option
****     Grant of common shares

                             [FORM OF CONSENT CARD]

                   [PRELIMINARY COPY - SUBJECT TO COMPLETION]

  CONSENT OF STOCKHOLDER OF DELCATH SYSTEMS, INC. TO ACTION WITHOUT A MEETING:

             THIS CONSENT IS SOLICITED BY LADDCAP VALUE PARTNERS LP

                  Unless otherwise indicated below, the undersigned, a stockholder of record of Delcath Systems, Inc. (the "COMPANY") on July 27, 2006 (the "RECORD DATE"), hereby consents pursuant to Section 228(a) of the General Corporation Law of the State of Delaware with respect to all shares of common stock of the Company, $0.01 par value per share (the "SHARES") held by the undersigned to the taking of the actions set forth below without a meeting of the stockholders of the Company. By executing this consent card, the undersigned hereby revokes any and all prior consents and hereby affirms that, as of the Record Date, the undersigned had the power to deliver a consent for the number of Shares represented by this consent.

                  IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED.

                  LADDCAP VALUE PARTNERS LP RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-3.

                  FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL HAVE THE EFFECT OF A VOTE AGAINST THE ACTIONS DESCRIBED BELOW.

                  SIGNED BUT UNMARKED CONSENT CARDS WILL BE DEEMED TO GIVE CONSENT TO THE ACTIONS SET FORTH BELOW.

         1. The removal without cause of M.S. Koly, Samuel Herschkowitz, M.D., Mark A. Corigliano, Daniel Isdaner and Victor Nevins as directors of the Company and any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board of Directors of the Company prior to the effectiveness of these Proposals.


                 [ ]                       [ ]                    [ ]
                Consent              Withhold Consent          Abstain

         INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF THE FIVE DIRECTORS, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE "CONSENT" BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE FOLLOWING SPACE:


--------------------------------------------------------------------------------

         2. The election of the following five persons as directors of the Company to fill the vacancies resulting from Proposal 1: Jonathan
              A. Foltz, Michael Karpf, M.D., Robert B. Ladd, Paul William Frederick Nicholls and Fred S. Zeidman.


                 [ ]                       [ ]                    [ ]
                Consent              Withhold Consent          Abstain

         INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE ABOVE-NAMED PERSONS, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE "CONSENT" BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE FOLLOWING SPACE:


--------------------------------------------------------------------------------


         3. The repeal of each provision of the Company's Bylaws or amendments of the Bylaws that are adopted after December 31, 2005 and before the effectiveness of the foregoing two Proposals.


                 [ ]                       [ ]                    [ ]
                Consent              Withhold Consent          Abstain


IN THE ABSENCE OF WITHHOLDING OR ABSTAINING BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

                                 Date:                                  , 2006
                                      ------------------------------------------
                           Signature:
                                      ------------------------------------------
                           Signature:
                    (if held jointly)
                                      ------------------------------------------
                            Title(s):
                                      ------------------------------------------

Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THE EFFECTIVENESS OF PROPOSAL 1 (THE REMOVAL OF DELCATH'S DIRECTORS) IS NOT CONDITIONED ON THE APPROVAL OR VALIDITY OF PROPOSALS 2 OR 3; THE EFFECTIVENESS OF PROPOSAL 2 (THE ELECTION OF LADDCAP'S SLATE OF DIRECTORS) IS CONDITIONED ON THE APPROVAL OF PROPOSAL 1, BUT NOT CONDITIONED ON THE APPROVAL OR VALIDITY OF PROPOSAL 3; AND THE EFFECTIVENESS OF PROPOSAL 3 (THE REPEAL OF THE POST-DECEMBER 31, 2005 CHANGES TO DELCATH'S BYLAWS) IS NOT CONDITIONED ON THE APPROVAL OR VALIDITY OF PROPOSALS 1 OR 2.

THIS SOLICITATION IS BEING MADE BY LADDCAP VALUE PARTNERS LP AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

If you have any questions about this Consent Card or any other questions, The Altman Group, Inc. will be pleased to assist you.

                             THE ALTMAN GROUP, INC.
              1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071
                                 (800) 581-5375
                 Banks and Brokers Call Collect: (201) 806-7300